                                                                EXHIBIT NO. 2.1
                                                               [EXECUTION COPY]



===============================================================================

                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                          CAPITAL LAND SERVICES, INC.,


                     PATRICK L. ADAMS 1997 REVOCABLE TRUST,


                                PATRICK L. ADAMS,


                                 LINC.NET, INC.


                                       AND


                              CLS ACQUISITION CORP.




                          DATED AS OF OCTOBER 19, 1999


===============================================================================

                                TABLE OF CONTENTS


                                                                                                 Page
ARTICLE I         ..................................................................................1

PURCHASE AND SALE OF STOCK..........................................................................1
                           1.1      Stock Purchase..................................................1
                           1.2      Purchase Price for the Shares...................................1
                           1.3      Closing Transactions............................................2
                           1.4      Earn-Out Payments...............................................3
                           1.5      Closing Bonuses.................................................4

ARTICLE II        ..................................................................................4
CONDITIONS TO CLOSING...............................................................................4
                           2.1      Conditions to Buyer's Obligations...............................4
                           2.2      Conditions to Seller's Obligations..............................7

ARTICLE III       ..................................................................................9

ARTICLE IV        ..................................................................................9
REPRESENTATIONS AND WARRANTIESCONCERNING THE COMPANY AND SELLER.....................................9
                           4.1      Organization and Corporate Power................................9
                           4.2      Authorization of Transactions...................................9
                           4.3      Capitalization.................................................10
                           4.4      Subsidiaries; Investments......................................10
                           4.5      Absence of Conflicts; Consents.................................10
                           4.6      Financial Statements...........................................11
                           4.7      Absence of Undisclosed Liabilities.............................11
                           4.8      Absence of Certain Developments................................11
                           4.9      Title to Properties; Sufficiency of Assets.....................13
                           4.10     Accounts Receivable............................................15
                           4.11     Taxes..........................................................15
                           4.12     Contracts and Commitments......................................16
                           4.13     Intellectual Property..........................................18
                           4.14     Litigation; Proceedings........................................19
                           4.15     Brokerage......................................................19
                           4.16     Governmental Licenses and Permits..............................19
                           4.17     Employees......................................................19
                           4.18     Employee Benefit Plans.........................................20
                           4.19     Insurance......................................................21
                           4.20     Officers and Directors; Bank Accounts..........................22


                                     -i-


                           4.21     Insider Transactions...........................................22
                           4.22     Compliance with Laws...........................................22
                           4.23     Environmental Matters..........................................22
                           4.24     Year 2000 Compliance...........................................24
                           4.25     Service Warranties.............................................24
                           4.26     Disclosure.....................................................24
                           4.27     Knowledge......................................................24

ARTICLE V         .................................................................................25
REPRESENTATIONS AND WARRANTIESCONCERNING SELLER AND ADAMS..........................................25
                           5.1      Authorization of Transactions..................................25
                           5.2      Absence of Conflicts...........................................25
                           5.3      Brokerage......................................................26
                           5.4      Shares.........................................................26

ARTICLE VI        .................................................................................26
REPRESENTATIONS AND WARRANTIES OF BUYER............................................................26
                           6.1      Organization and Corporate Power...............................26
                           6.2      Authorization..................................................26
                           6.3      No Violation...................................................26
                           6.4      Governmental Authorities and Consents..........................27
                           6.5      Litigation.....................................................27
                           6.6      Brokerage......................................................27

ARTICLE VII       .................................................................................27
[Intentionally Omitted]............................................................................27

ARTICLE VIII      .................................................................................27
INDEMNIFICATION AND RELATED MATTERS................................................................27
                           8.1      Survival.......................................................27
                           8.2      Indemnification................................................28

ARTICLE IX        .................................................................................32
ADDITIONAL AGREEMENTS..............................................................................32
                           9.1      Continuing Assistance..........................................32
                           9.2      Tax Matters. ..................................................32
                           9.3      Press Releases and Announcements...............................33
                           9.4      Further Assurances.............................................34
                           9.5      Specific Performance...........................................34
                           9.6      Transition Assistance..........................................34
                           9.7      Investigation..................................................34


                                     -ii-



                           9.8      Expenses.......................................................35
                           9.9      Exclusivity....................................................35
                           9.10     Books and Records..............................................35
                           9.11     Non-Competition, Non-Solicitation and
                                     Confidentiality...............................................36
                           9.12     Books and Records..............................................37

ARTICLE X         .................................................................................38
MISCELLANEOUS......................................................................................38
                           10.1     Certain Defined Terms..........................................38

ARTICLE XI        .................................................................................41
MISCELLANEOUS......................................................................................41
                           11.1     Amendment and Waiver...........................................41
                           11.2     Notices........................................................41
                           11.3     Binding Agreement; Assignment..................................42
                           11.4     Severability...................................................43
                           11.5     No Strict Construction.........................................43
                           11.6     Captions.......................................................43
                           11.7     Entire Agreement...............................................43
                           11.8     Counterparts...................................................43
                           11.9     Governing Law..................................................43
                           11.10    Parties in Interest............................................43
                           11.11    WAIVER OF JURY TRIAL...........................................44
                           11.12    CONSENT TO JURISDICTION........................................44
                           11.13    Linc.net Guarantee.............................................44

                                INDEX OF EXHIBITS

Exhibit A                  -                Escrow Agreement
Exhibit B                  -                Closing Bonuses
Exhibit C                  -                Employment Agreements (Forms A and B)
Exhibit D                  -                Executive Purchase Agreement
Exhibit E                  -                Stockholders Agreement
Exhibit F                  -                Registration Agreement
Exhibit G                  -                Opinion of Counsel to the Company and Seller
Exhibit H                  -                Opinion of Counsel to Buyer


                               INDEX OF SCHEDULES

Schedule 4.1                        Organization and Corporate Power
Schedule 4.4                        Subsidiaries; Investments
Schedule 4.5                        Absence of Conflicts; Consents
Schedule 4.6                        Financial Statements
Schedule 4.7                        Absence of Undisclosed Liabilities
Schedule 4.8                        Absence of Certain Developments
Schedule 4.9(b)                     Real Property Leases and Subleases
Schedule 4.9(d)                     Personal Property
Schedule 4.10                       Accounts Receivable
Schedule 4.11                       Taxes
Schedule 4.12                       Contracts and Commitments
Schedule 4.13                       Intellectual Property
Schedule 4.14                       Litigation; Proceedings
Schedule 4.15                       Brokerage (Company and Seller)
Schedule 4.16                       Governmental Licenses and Permits
Schedule 4.17                       Employees
Schedule 4.18                       Employee Benefit Plans
Schedule 4.19                       Insurance
Schedule 4.20                       Officers and Directors; Bank Accounts
Schedule 4.21                       Insider Transactions
Schedule 4.22                       Compliance with Laws
Schedule 4.24                       Year 2000 Compliance
Schedule 4.25                       Service Warranties
Schedule 4.4                        Subsidiaries and Investments
Schedule 5.2                        Absence of Conflicts (Seller)


                             INDEX OF DEFINED TERMS

                                                  Page                                                   Page
                                                  ---                                                    ----
338(h)(10) Elections......................1-4, 33, 44   Tax................................................40
Affiliated Group...................................38   Tax Returns........................................41
Agreement...........................................1   Taxes..............................................40
Applicable Limitation Date.........................28   Threshold..........................................29
Bank...............................................38   Wholly-owned Subsidiaries..........................42
Buyer Parties......................................28
Closing.............................................2
Closing Bonuses.....................................4
Closing Date........................................2
Closing Purchase Price..............................2
COBRA..............................................20
Code...........................................20, 38
Confidential Information...........................36
Controlled Group...................................21
Convertible Notes...................................2
EBITDA.............................................38
Encumbrances........................................1
Environmental and Safety Requirements..............38
Environmental Lien.................................39
ERISA..............................................20
Escrow Agreement....................................2
Escrow Amount.......................................2
Financial Statements...............................11
GAAP...............................................39
HSR Act.............................................5
Indebtedness.......................................39
Indemnified Party..................................30
Indemnifying Party.................................30
Indirectly.........................................36
Insiders...........................................22
Intellectual Property..............................39
Leased Properties..................................13
Licenses...........................................19
Loss...............................................28
Losses.............................................28
MADSP..............................................33
Non-Compete Period.................................36
Person.............................................40
Subsidiary.........................................40

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of October 19, 1999, by and among Capital Land Services, Inc., an Oklahoma corporation (the "COMPANY"), Patrick L. Adams ("ADAMS"), the Patrick L. Adams 1997 Revocable Trust u/t/a dated June 12, 1997, the sole stockholder of the Company ("SELLER"), CLS Acquisition Corp., a Delaware corporation ("BUYER") and Linc.net, Inc., a Delaware corporation and parent of Buyer ("LINC.NET"). The Company, Adams, Seller and Buyer are collectively referred to herein as the "PARTIES" and individually as a "PARTY." Unless otherwise specified herein, capitalized terms used in this Agreement have the meanings set forth in Article X hereof.

                  The authorized capital stock of the Company consists of 25,000 shares of common stock, par value $1.00 per share (the "COMMON STOCK"), of which 500 shares are issued and outstanding and owned beneficially and of record by Seller. Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of the shares of Common Stock owned by Seller (the "SHARES").

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF STOCK

                  1.1 STOCK PURCHASE. On and subject to the terms and conditions set forth in this Agreement, on the Closing Date, Buyer shall purchase from Seller, and Seller shall sell, transfer and assign to Buyer, all of the Shares, free and clear of all liens, charges, security interests, claims, pledges, taxes, options, warrants, rights, contracts, calls, commitments, equities, demands, proxies, voting agreements, restrictions on transfer and other encumbrances (collectively, "ENCUMBRANCES").

                   1.2 PURCHASE PRICE FOR THE SHARES.

                  (a) The aggregate purchase price to be paid for the Shares (the "PURCHASE PRICE") shall be an amount equal to (i) $15,662,946, MINUS (ii) the aggregate amount of all outstanding principal, all accrued interest and unpaid fees and any premium or penalty required with respect to the repayment at or after the Closing of all Indebtedness (if any) of the Company and its Subsidiaries existing as of the Closing (the "CLOSING INDEBTEDNESS"), MINUS
(iii) the aggregate amount of all foreign, federal, state and local Taxes of or payable by the Company and its Subsidiaries with respect to any taxable year or taxable period or portion thereof ended on or prior to the Closing Date the ("CLOSING TAX LIABILITY"); MINUS (iv) the aggregate amount of all Closing Bonuses (as defined in Section 1.5 below), and PLUS (v) the amount of the Earn-Out Payment (if any). The aggregate portion of the Purchase Price identified and described under clauses (i) through (iv) above shall hereinafter be referred to as the "CLOSING PURCHASE PRICE."

                  (b) In order to facilitate the payment of the Closing Purchase Price, on the day before the Closing, Seller and the Company shall deliver to Buyer a certificate indicating their good faith and best estimates of the Closing Indebtedness and Closing Tax Liability and the resulting Closing Purchase Price, which shall be acceptable to Buyer in its reasonable discretion.

                  1.3 CLOSING TRANSACTIONS.

                  (a) CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, commencing at 9:00 a.m. local time on October 19, 1999, or at such other time or place as mutually agreed to by Buyer and Seller. The date and time of the Closing are herein referred to as the "CLOSING DATE."

                  (b) CLOSING TRANSACTIONS. Subject to the conditions set forth in this Agreement, the Parties shall consummate the following transactions on the Closing Date:

                  (i) Seller shall deliver to Buyer the certificate(s) representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite federal, state and local transfer stamps affixed thereto, if any;

                  (ii) Buyer shall deposit $500,000 of the Closing Purchase Price (the "ESCROW AMOUNT") into escrow with Norwest Bank Minnesota, N.A. (the "ESCROW AGENT") pursuant to the terms and provisions set forth in the Escrow Agreement attached hereto as EXHIBIT A (the "ESCROW AGREEMENT"), the normal term of which agreement shall expire on the first anniversary of the date hereof;

                  (iii) Buyer shall deliver to Seller an amount equal to the Closing Purchase Price LESS the Escrow Amount in immediately available funds to an account designated by Seller to Buyer in writing at least two days prior to the Closing Date;

                  (iv) The Company, Seller and Buyer, as applicable, shall deliver the respective opinions, certificates and other instruments required to be delivered by or on behalf of them under Article II hereof; and

                  (v) Seller shall deliver to Buyer all corporate books and records and other property of the Company in Seller's possession.

                  1.4 EARN-OUT PAYMENTS.

                  (a) Promptly following delivery by the Company's accountants of the Company's final financial statements as of March 31, 2000 and for the twelve months then ended (which financial statements may be audited at the option of Buyer), Buyer shall deliver to Seller a statement (the "EARN-OUT STATEMENT") setting forth in reasonable detail the Company's EBITDA for such period and a computation of the product of (i) 2.5 and (ii) the amount (if any) by which EBITDA for such period exceeds $2,500,000 LESS the Management Bonus Amount (the "EARN-OUT PAYMENT"). The Earn-Out Statement shall be final and binding upon Buyer and Seller for all purposes, and Buyer or its Affiliates shall promptly deliver to an account designated by Seller by wire transfer of immediately available funds an amount equal to the Earn-Out Payment, unless the Earn-Out Statement or the calculation of the Earn-Out Payment is challenged by Seller pursuant to Section 1.4(b) below. If no such challenge to the Earn-Out Payment is made by Seller, then (x) the amount of the Earn-Out Payment set forth on the Earn-Out Statement, if unpaid by Buyer or its Affiliates on or prior to May 1, 2000, shall begin to accrue interest daily from such date at an annual rate equal to the prime rate as published from time to time in the Midwest Edition of the WALL STREET JOURNAL and (y) the amount of the Earn-Out Payment shall be paid by Buyer or its Affiliates no later than July 1, 2000.

                  (b) Within 10 days after the delivery of the Earn-Out Statement, Seller may challenge the Earn-Out Statement or the calculation of the Earn-Out Payment by requesting in writing that a nationally recognized "Big Five" accounting firm (other than Ernst & Young L.L.P.), mutually agreed upon by Buyer and Seller (the "REVIEWING ACCOUNTING FIRM"), review the Earn-Out Statement and all accounting records and reports relating thereto. The determination of EBITDA by the Reviewing Accounting Firm shall be final, conclusive and binding on Buyer and Seller, and all fees, expenses and disbursements of the Reviewing Accounting Firm shall be borne by (i) Buyer (in the case that EBITDA as determined by the Reviewing Accounting Firm is greater than the EBITDA as set forth on such Earn-Out Statement) or (ii) Seller (in the case that EBITDA as determined by the Reviewing Accounting Firm is less than or equal to EBITDA as set forth on such Earn-Out Statement). Buyer or its Affiliates shall deliver the relevant Earn-Out Payment (if any) as determined by the Reviewing Accounting Firm to Seller by wire transfer of immediately available funds to an account designated by Seller immediately upon the resolution of any dispute pursuant to this Section 1.4(b). Notwithstanding the foregoing, any amounts payable by Buyer payable pursuant to this Section 1.4 may be reduced by any amounts owing to Buyer pursuant to Section 8.2 below.

                  (c) For purposes of this Section 1.4, if the Company acquires any other business entity after the Closing Date, such other business and the results of its operations shall be kept separate from (i.e. not combined with) the business of the Company for purposes of calculating the amount of the Earn-Out Payment, unless and until Buyer and Seller reach an agreement as to the basis on which the results of operations and the EBITDA of the acquired business entity are to be included in the results of operations and EBITDA of the Company. In addition, the extraordinary fees and expenses incurred by the Company in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby and the fees and expenses of the Escrow Agent under the Escrow Agreement (except to the extent such fees and expenses are a direct or indirect result of the Company's or Sellers' breach of this Agreement) shall not be taken into account in determining EBITDA for purposes of calculating the amount of the Earn-Out Payment.

                  1.5 CLOSING BONUSES. On the Closing Date, Buyer shall cause the Company to pay bonuses to certain employees of the Company in the amounts identified on EXHIBIT B attached hereto (the "CLOSING BONUSES"). The Purchase Price shall be reduced by an amount equal to the aggregate amount of the Closing Bonuses pursuant to Section 1.2(a).

                            ARTICLE II

                     CONDITIONS TO CLOSING

                  2.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

                  (a) The representations and warranties set forth in Article IV and Article V shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

                  (b) Seller and the Company shall have performed and complied in all material respects with all of the respective covenants and agreements required to be performed by them under this Agreement on or prior to the Closing;

                  (c) The following shall have been obtained, in each case on terms reasonably satisfactory to Buyer: (i) all consents by third parties that are required for the valid transfer of the Shares to Buyer or that are otherwise required for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or a default under or a termination or modification of or acceleration of any obligation under any material contract, agreement, instrument or lease to which the Company is a party or to which any material portion of the property of the Company is subject; (ii) payoff letters with respect to all Indebtedness of the Company outstanding as of the Closing and releases of all Encumbrances securing such indebtedness; and
(iii) releases of any and all Encumbrances with respect to the Shares and releases of any and all guarantees by the Company;

                  (d) All governmental filings, authorizations and approvals that are required for the valid transfer of the Shares and the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to Buyer, and all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), shall have expired or otherwise terminated;

                  (e) No action or proceeding before any court or government body shall be pending or threatened before any court, governmental agency or arbitrator wherein an unfavorable judgment, decree, injunction or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of Buyer to own, operate or control the Company, and no such judgment, decree, injunction or order shall have been entered unless subsequently dismissed with prejudice;

                  (f) Except as otherwise approved in writing by Buyer, all of the Company's directors shall have resigned their positions effective as of the Closing;

                  (g) Seller shall have delivered to the Company (i) all property owned by the Company that is currently in the possession of any individual who is not a full-time employee of the Company and (ii) all credit cards issued in the name of the Company and used by any individual who is not a full-time employee of the Company;

                  (h) There shall have been no Material Adverse Change since the date of this Agreement;

                  (i) With respect to each parcel of the Leased Properties, the Company shall have delivered to Buyer, the following documents: (i) estoppel and consent letters from the landlords listed on SCHEDULE 4.9(b), in form and substance satisfactory to Buyer and its lenders and (ii) lien waivers from the landlords listed on SCHEDULE 4.9(b), in form and substance reasonably satisfactory to Buyer and its lenders;

                  (j) The employment agreement, as supplemented on June 10, 1999, between the Company and Stephen C. Griffis shall have been amended in a form satisfactory to Buyer. In addition, the existing employment agreements between the Company and each of Charles Baisey ("BAISEY"), Michael Beckett ("BECKETT"), Craig Parker ("PARKER") and Gary Reed ("REED"), respectively, shall have been terminated, and each of such individuals shall have entered into an agreement for employment with the Company each in form substantially the same as "Form A" (in the case of Adams) or "Form B" (in the case of Baisey, Beckett, Parker and Reed) attached hereto as EXHIBIT C (the "EMPLOYMENT AGREEMENTS"), and all of the Employment Agreements shall be in full force and effect at the Closing;

                  (k) Each of Adams, Baisey, Beckett, Parker and Reed shall have entered into an executive stock purchase agreement with Linc.net, each in form substantially the same as that attached hereto as EXHIBIT D (the "EXECUTIVE PURCHASE AGREEMENT"), and all of the Executive Purchase Agreements shall be in full force and effect at the Closing;

                  (l) Each of Adams, Baisey, Beckett, Parker and Reed shall have entered into a stockholders agreement by and among Linc.net and the other stockholders of Linc.net in form substantially the same as that attached hereto as EXHIBIT E (the "STOCKHOLDERS AGREEMENT"), and shall be in full force and effect at the Closing;

                  (m) Each of Adams, Baisey, Beckett, Parker and Reed shall have entered into a registration agreement by and among Linc.net and the other stockholders of Linc.net, in form substantially the same as that attached hereto as EXHIBIT F (the "REGISTRATION AGREEMENT"), and the Registration Agreement shall be in full force and effect at the Closing;

                  (n) Seller and the Escrow Agent shall have executed and delivered to Buyer a counterpart of the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing;

                  (o) Linc.net shall have obtained debt financing from the Bank in an amount sufficient to provide Buyer with the funds necessary to consummate the transactions contemplated herein;

                  (p) Buyer shall have received an opinion, addressed to Buyer and the Bank in connection with the transactions contemplated hereby, dated the Closing Date, of Linn & Neville, counsel to Seller, Adams and the Company, with respect to the matters set forth in EXHIBIT G attached hereto and in form and substance satisfactory to Buyer and its counsel;

                  (q) All proceedings to be taken by Seller and the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by Seller or the Company to effect the transactions contemplated hereby reasonably requested by Buyer shall be reasonably satisfactory in form and substance to Buyer;

                  (r) At the Closing, Seller and the Company shall have delivered to Buyer all of the following:

                  (i) a certificate from Seller, dated the Closing Date, stating that the conditions specified in Sections 2.1(a) through (j), inclusive, have been fully satisfied;

                  (ii) a certificate from Seller indicating its good faith and best estimate of the Closing Indebtedness (including copies of payoff letters or other documentation from the Company's lenders identifying all amounts of principal and accrued interest as of the Closing Date with respect to all the Company's Indebtedness for borrowed money existing as of the Closing), the Closing Tax Liability and the resulting Closing Purchase Price;

                  (iii) copies of all third party and governmental consents, approvals, filings, releases (including releases from all agents) and terminations and payoff letters required in connection with the consummation of the transactions contemplated herein;

                  (iv) certified copies of the resolutions of the Company's board of directors approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement;

                  (v) a certificate of the Secretary of State of Oklahoma and each state where the Company is qualified to do business (including as set forth on Schedule 4.1) stating that the Company is in good standing in each such jurisdiction;

                  (vi) copies of the resignations described in Section 2.1(f);

                  (vii) all documents and records relating to the business of the Company that are in Seller's or Adams' possession; and

                  (viii) such other documents or instruments as Buyer reasonably requests to effect the transactions contemplated hereby.

                  Any condition specified in this Section 2.1 may be waived in whole or in part by Buyer; PROVIDED that no such waiver shall be effective unless it is set forth in a writing executed by Buyer.

                  2.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) The representations and warranties set forth in Article VI shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

                  (b) Buyer shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

                  (c) All governmental filings, authorizations and approvals that are required to be obtained by Buyer for the purchase of the Shares and the consummation of the transactions contemplated hereby shall have been duly made and obtained, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise terminated;

                  (d) No action or proceeding before any court or governmental body shall be pending before any court, governmental agency or arbitrator wherein an unfavorable judgment, decree, injunction or order would prevent the performance of this Agreement or any of the transactions contemplated hereby, or declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, and no such judgment, decree, injunction or order shall have been entered and not subsequently dismissed with prejudice;

                  (e) Seller shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, counsel to Buyer, with respect to the matters set forth in EXHIBIT H attached hereto and in form and substance reasonably satisfactory to Seller and its counsel;

                  (f) The Escrow Agent and Buyer shall have executed and delivered to Seller a counterpart of the Escrow Agreement, and the Escrow Agreement shall be in full force and effect;

                  (g) All proceedings to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by Buyer to effect the transactions contemplated hereby reasonably requested by Seller shall be reasonably satisfactory in form and substance to Seller; and

                  (h) On or prior to the Closing Date, Buyer shall have delivered to Seller all of the following:

                  (i) a certificate from Buyer, dated the Closing Date, stating that the conditions specified in Sections 2.2(a) through (d), inclusive, have been satisfied;

                  (ii) certified copies of the resolutions of Buyer's board of directors approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement; and

                  (iii) such other documents or instruments as Seller reasonably requests to effect the transactions contemplated hereby.

                  Any condition specified in this Section 2.2 may be waived by Seller; PROVIDED that no such waiver shall be effective against Seller unless it is set forth in a writing executed by Seller.

                                  ARTICLE III

                             [Intentionally Omitted]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                        CONCERNING THE COMPANY AND SELLER

                  As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and Seller hereby represent and warrant (jointly and severally) that:

                  4.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. All such jurisdictions in which the Company is qualified are set forth on SCHEDULE 4.1. The Company has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. All such licenses and authorizations are in full force and effect and shall remain in full force and effect after the consummation of the transactions contemplated hereby. The copies of the Company's articles of incorporation and by-laws which have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company which have been furnished to Buyer are correct and complete. The Company is not in default under or in violation of any provision of its articles of incorporation or by-laws.

                  4.2 AUTHORIZATION OF TRANSACTIONS. The Company has full corporate power and authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Company is a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Company has duly approved this Agreement and all other agreements contemplated hereby to which the Company is a party and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and all other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby and thereby. This
Agreement and all other agreements contemplated hereby to which the Company is a party have been duly executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

                  4.3 CAPITALIZATION. The authorized, issued and outstanding stock of the Company is as set forth in the recitals of this Agreement. All of the issued and outstanding shares of the Common Stock have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights or rights of refusal, and are owned of record and beneficially by Seller. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement). There are no outstanding or authorized stock appreciation rights, phantom stock rights or similar rights with respect to the Company. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

                  4.4 SUBSIDIARIES; INVESTMENTS. The Company does not have and never has had any Subsidiaries. Except as set forth on SCHEDULE 4.4, the Company does not own or hold the right to acquire any shares of stock or any other security or interest in any other Person.

                  4.5 ABSENCE OF CONFLICTS; CONSENTS. Except as set forth in
SCHEDULE 4.5, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company and Seller do not and shall not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Encumbrance upon the Shares or any Encumbrance on the assets of the Company under, or (f) require any permit, authorization, consent, approval, exemption, declaration, filing or other action by or notice to any court or other governmental or regulatory body under, the provisions of the articles of incorporation or by-laws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company is bound or affected, or any law, statute, rule or regulation or any judgment, order or decree to which the Company is subject. No notice to, filing with or authorization, consent or approval of any government or governmental agency by the Company or Seller is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which the Company or Seller is or shall be a party.

                  4.6 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.6 are copies of (i) the Company's audited balance sheet (the "LATEST BALANCE SHEET") and statements of income for the six month period ended June 30, 1999, and (ii) the Company's audited balance sheet and statements of income and cash flows for the fiscal year ended December 31, 1998. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (collectively, the "FINANCIAL STATEMENTS") is accurate and complete in all material respects, consistent with the Company's books and records (which, in turn, are accurate and complete in all material respects), present fairly the financial condition and results of operations of the Company and its Subsidiaries as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure. The Closing Indebtedness and Closing Tax Liability of the Company as of the Closing as set forth on the certificate to be delivered by the Company and the Seller under Section 2.1(r)(ii) is accurate and complete and properly taken into account in connection with the calculation of the Closing Purchase Price.

                  4.7 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into, at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, including Taxes with respect to or based upon transactions or events occurring on or before the Closing, except (i) obligations under contracts or commitments described in SCHEDULE 4.12 or under contracts and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof), (ii) liabilities to the extent reflected on the liabilities side of the Latest Balance Sheet, (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement, or a claim or lawsuit, or an environmental liability) and (iv) liabilities specifically disclosed on SCHEDULE 4.7.

                  4.8 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in
SCHEDULE 4.8 and except as expressly contemplated, set forth in or disclosed by this Agreement, since December 31, 1998, the Company has not:

                  (a) suffered a Material Adverse Effect (whether or not covered by insurance);

                  (b) redeemed or repurchased, directly or indirectly, any shares of its capital stock or other equity securities or declared, set aside or paid any dividends or made any other distributions with respect to any shares of its capital stock or other equity securities, including distributions to the Company's stockholders to pay their income taxes;

                  (c) issued, sold or transferred any notes, bonds or other debt securities, any shares of its capital stock or other equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or any warrants, options or other rights to acquire shares of its capital stock or other equity securities;

                  (d) borrowed any amount or incurred or become subject to any material liabilities, except liabilities incurred in the Ordinary Course of Business;

                  (e) discharged or satisfied any Encumbrance or paid any material obligation or liability, other than liabilities paid in the Ordinary Course of Business, or prepaid any amount of indebtedness for borrowed money;

                  (f) mortgaged, pledged or subjected to any Encumbrance any of its properties or assets having an aggregate value in excess of $50,000;

                  (g) sold, leased, assigned or transferred any portion of its tangible assets, except in the Ordinary Course of Business, or canceled without fair consideration any debts or claims owing to or held by it;

                  (h) sold, assigned, licensed or transferred any Intellectual Property or disclosed any confidential information other than pursuant to agreements preserving all material rights of the Company in such confidential information or, to the Company's knowledge, received any confidential information of any third party in violation of any obligation of confidentiality;

                  (i) suffered any material extraordinary losses or waived any material rights of any value, whether or not in the Ordinary Course of Business;

                  (j) suffered any material theft, damage, destruction or casualty loss to its tangible assets, whether or not covered by insurance, or suffered any substantial destruction of the Company's books and records;

                  (k) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction, other than in the Ordinary Course of Business, or entered into any transaction with any Insider;

                  (l) entered into any other transaction, whether or not in the Ordinary Course of Business, contemplating payment of consideration in an amount or having a value in excess of $100,000, or materially changed any business practice or policy;

                  (m) other than in the Ordinary Course of Business, (i) made or granted any bonus (other than the Closing Bonuses) or any wage, salary or compensation increase to any of the directors of the Company or any officer, employee, sales representative or consultant of the Company who earns or has earned more than $50,000 annually in aggregate compensation from the Company or (ii) made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

                  (n) conducted its cash management customs and practices, other than in the Ordinary Course of Business (including with respect to maintenance of working capital balances, collection of accounts receivable and payment of accounts payable);

                  (o) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $10,000;

                  (p) made any loans or advances to, or guarantees for the benefit of, any Persons;

                  (q) entered into any lease of capital equipment or real estate involving rental payments in excess of $10,000 per annum;

                  (r) made any charitable contributions or pledges or paid any association fees or dues in excess of $5,000;

                  (s) changed or authorized any change in its articles of incorporation or by-laws; or

                  (t) entered into any agreement to take any of the actions described in Section 4.8(a) through (s), inclusive.

                  4.9      TITLE TO PROPERTIES; SUFFICIENCY OF ASSETS.

                  (a) The Company owns no real property.

                  (b) The real property leases and subleases described on
SCHEDULE 4.9(b) are valid, binding, enforceable and in full force and effect and have not been modified (except to the extent disclosed in the documents delivered to Buyer), and the Company holds a valid and existing leasehold interest under each of such leases or subleases for the term set forth in
SCHEDULE 4.9(b). The leases and subleases described in SCHEDULE 4.9(b) (the "LEASED PROPERTIES") constitute all of the leases and subleases under which the Company holds leasehold or subleasehold interests in real property. The Company has delivered to Buyer complete and accurate copies each of the leases or subleases described in SCHEDULE 4.9(b). With respect to each lease and sublease listed on SCHEDULE 4.9(b):

                  (i) the lease or sublease shall continue to be legal, valid, binding, enforceable and in full force and effect on substantially the same terms following the Closing as those in effect immediately prior to the Closing;

                  (ii) the Company is not, and, to the Company's knowledge, no other party to the lease or sublease is in breach or default thereof, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

                  (iii) no party to the lease or sublease has repudiated any provision thereof and, to the Company's knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  (iv) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (v) to the Company's actual knowledge, all buildings, improvements or other property leased or subleased thereunder have received all approvals of governmental authorities required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations; and

                  (vi) to the Company's actual knowledge, the owner of the building, improvements or other property leased or subleased has good and marketable title to the parcel of real property, free and clear of all Encumbrances, other than (A) installments of special assessments and taxes not yet due and payable and (B) recorded easements, covenants and restrictions of record which do not impair the current use, occupancy or value, or the marketability of title, of the property subject thereto.

                  (c) The real estate described in SCHEDULE 4.9(b) constitutes all of the real estate used or occupied by the Company.

                  (d) Except as set forth on SCHEDULE 4.9(d) and as identified on the Latest Balance Sheet, the Company owns good and marketable title to, or a valid leasehold in, free and clear of all Encumbrances, all of the personal property and assets which are shown on the Latest Balance Sheet or acquired thereafter or located on the Leased Properties or used by the Company.

                  (e) To the Company's knowledge, the machinery, equipment, personal properties, vehicles and other tangible assets of the Company located upon or used in connection with the Leased Properties (other than assets that are not necessary for the operation of the business of the Company) are operated in conformity with all applicable laws and regulations, are in good condition and repair, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business, and to the Company's knowledge there are no latent defects with respect thereto. The Company owns or leases under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business.

                  (f) The assets and properties owned or leased by the Company constitutes all of the assets and properties necessary to operate the business currently conducted by the Company.

                  4.10 ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 4.10, all of the notes and accounts receivable of the Company reflected on the Latest Balance Sheet are, and all notes and accounts receivable of the Company as of the Closing Date shall be, good and valid receivables (subject to no counterclaims or offset) arising in the Ordinary Course of Business and shall be collected (net of the allowance for doubtful accounts recorded on the applicable balance sheet) within 120 days after the Closing Date at the aggregate amount recorded therefor on the books and records of the Company as of the Closing Date. There are no individual accounts receivable which are over 120 days past due, except as set forth on SCHEDULE 4.10. As of the Closing Date, no Person shall have any Encumbrance on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment shall have been made with respect to any such receivables.

                  4.11     TAXES

                  (a) Except as set forth on SCHEDULE 4.11, (i) the Company has timely filed with the appropriate federal, state, local and foreign taxing authorities all Tax Returns which are required to be filed by or with respect to the Company on or before the Closing Date, and all such Tax Returns are true, complete and accurate in all material respects, (ii) all Taxes due and owing, whether or not shown on a Tax Return, have been paid by the Company on or before the Closing Date and all Taxes accrued but not yet due are recorded on the Financial Statements, and no Taxes are delinquent, (iii) no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Company and neither Seller nor the Company has knowledge that any such assessment or asserted Tax liability shall be made, (iv) the Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority, (v) the Company has never been a member of an Affiliated Group, (vi) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction, (vii) the Company does not have any liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) as a transferee, by contract, or otherwise, and (viii) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. SCHEDULE 4.11 contains a list of states, territories and jurisdictions (whether foreign or domestic) in which the Company is required to file Tax Returns.

                  (b) The Company made a valid election under Section 1361 ET SEQ. of the Code and any corresponding state and local provisions to be an "S corporation" for tax purposes effective for all taxable years (or portions thereof) since its inception, and such election has never been terminated (whether voluntarily or involuntarily).

                  4.12     CONTRACTS AND COMMITMENTS

                  (a) Except as specifically contemplated by this Agreement and except as set forth in SCHEDULE 4.12, the Company is not a party to or bound by, whether written or oral, any:

                  (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal;

                  (ii) consulting or management services agreement or contract for the employment of any officer, individual employee or other Person on a full-time or consulting basis or any severance agreement;

                  (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing an Encumbrance on any of its assets;

                  (iv) agreements with respect to the lending or investing of its funds;

                  (v) license or royalty agreements or nondisclosure or confidentiality agreements;

                  (vi) guaranty of any indebtedness or other obligation, other than endorsements made for collection in the Ordinary Course of Business;

                  (vii) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party requiring payments in excess of $10,000 annually;

                  (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

                  (ix) contract or group of related contracts with the same party for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of services which (A) calls for performance over a period of more than one year, (B) involves consideration in an amount in excess of $10,000 or (C) is not terminable by the Company on 30 days or less notice without penalties;

                  (x) contract containing terms having the effect of prohibiting the Company from freely engaging in business anywhere in the world;

                  (xi) franchise, dealership, vendor or service agreement or contract relating to the distribution, marketing or sales of its products or services;

                  (xii) warranty agreement with respect to products sold or services rendered;

                  (xiii) agreements, contracts or understandings pursuant to which the Company or any of its Subsidiaries subcontracts material work to third parties; or

                  (xiv) other agreement material to it whether or not entered into in the Ordinary Course of Business.

                  (b) Except as specifically contemplated by this Agreement or disclosed in SCHEDULE 4.12, (i) to the Company's knowledge, no contract or commitment required to be disclosed on SCHEDULE 4.12 has been breached or canceled by the other party thereto, (ii) to the Company's knowledge, since December 31, 1998, no customer or supplier has indicated in writing or orally to the Company or Seller that it may or shall stop or decrease the rate of business done with the Company or that it desires to renegotiate its contract with the Company, (iii) the Company has performed all the obligations required to be performed by it on or prior to the date hereof in connection with the contracts or commitments required to be disclosed on SCHEDULE 4.12 and is not in receipt of any claim of default under any contract or commitment required to be disclosed on SCHEDULE 4.12, (iv) the Company does not have a present expectation or intention of not fully performing any obligation pursuant to any contract set forth on SCHEDULE 4.12, (v) the Company has no knowledge of any breach or anticipated breach by any party to any contract set forth on SCHEDULE 4.12, (vi) each agreement identified on SCHEDULE 4.12 is legal, valid, binding, enforceable and in full force and effect in accordance with its terms and will continue as such following the consummation of the transactions contemplated hereby, and
(vii) no unfilled customer order or commitment obligating the Company to process, manufacture or deliver products or perform services shall result in a Material Adverse Effect upon completion of performance.

                  (c) The Company has provided Buyer with a true and correct copy of all written contracts which are referred to on SCHEDULE 4.12, in each case together with all amendments, waivers or other changes thereto.

                  4.13     INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 4.13 sets forth a complete and correct list of:
(i) all patented or registered Intellectual Property and all pending patent applications or other applications for


                                      -17
registration of Intellectual Property owned, filed or used by the Company,
(ii) all trade names and unregistered trademarks used by the Company, (iii) all material unregistered copyrights, mask works, and computer software owned or used by the Company and (iv) all licenses or similar agreements or arrangements (other than those relating to commercial "off the shelf" software with a value no greater than $2,000) to which the Company is a party either as licensee or licensor for the Intellectual Property in each case identifying the subject Intellectual Property (collectively, the "SCHEDULED INTELLECTUAL PROPERTY").

                  (b) Except as set forth in SCHEDULE 4.13, (i) the Company owns and possesses all right, title and interest in and to, or have a valid and enforceable right to use, all Intellectual Property used by the Company in the Ordinary Course of Business and necessary for the Company to conduct its businesses as presently conducted (including the Scheduled Intellectual Property and collectively, the "COMPANY INTELLECTUAL PROPERTY") free and clear of all Encumbrances, and no claim by any third party contesting the validity, enforceability, use or ownership of any of the Company Intellectual Property has been made, is currently outstanding or to the Company's knowledge is threatened, and, to the Company's knowledge, there are no grounds for same, (ii) the Company Intellectual Property comprises all Intellectual Property necessary for the operation of the businesses of the Company as currently conducted and as currently proposed to be conducted, (iii) the loss or expiration of any Company Intellectual Property or related group of Company Intellectual Property has not and shall not have a Material Adverse Effect, and, to the Company's knowledge, no such loss or expiration is threatened, pending or reasonably foreseeable,
(iv) the Company has not received any notices of, nor does the Company have knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property (including any demand or request that the Company license rights from a third party), (v) the Company has not infringed, misappropriated or otherwise conflicted with any rights of any third parties and the Company has no knowledge of any infringement, misappropriation or conflict which could be expected to occur as a result of the continued operation of the Company's businesses as currently conducted or as currently proposed to be conducted, and
(vi) to the Company's knowledge, the Company Intellectual Property has not been infringed, misappropriated or conflicted by any third party.

                  (c) All of the Company Intellectual Property is or shall be owned by, or properly assigned or licensed to, the Company at the time of the Closing. The transactions contemplated by this Agreement shall have no adverse effect on the Company's right, title and interest in and to any of the Company Intellectual Property. The Company has not disclosed any of its trade secrets or confidential information to any third party other than pursuant to a written confidentiality agreement. The Company has not taken any actions which would adversely affect the validity or enforcement of the Company Intellectual Property. To the Company's knowledge, the owners of any Intellectual Property licensed to the Company have taken all necessary and desirable actions to maintain and protect the Intellectual Property which are subject to such licenses.

                  4.14 LITIGATION; PROCEEDINGS. Except as set forth in SCHEDULE 4.14, there are no (and during the past three years there have not been any) actions, suits, proceedings, charges, grievances, orders, judgments, decrees or investigations pending or, to the Company's knowledge, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or which could come before any arbitrator and there is no basis known to the Company for any of the foregoing. Except as set forth on SCHEDULE 4.14, the Company has not received any opinion or legal advice in writing to the effect that the Company is exposed from a legal standpoint to any liability or disadvantage which may be material to the Company's business as previously or presently conducted or business prospects. Except as set forth on SCHEDULE 4.14, the Company is not subject to any outstanding order, judgment or decree of, or settlement enforceable in, any court or other governmental agency.

                  4.15 BROKERAGE AND CLOSING BONUSES. Except for the fees payable by the Company to Decision Point International, LLC ("DPI") for consulting services rendered by DPI to the Company pursuant to the Business Development Agreement between the Company and DPI dated January 25, 1999, which fees are identified and summarized on SCHEDULE 4.15 (the "DPI FEES"), there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller, Adams or the Company. Except for the Closing Bonuses, there are no special bonuses or other similar compensation payable to any employee of the Company in connection with the transactions contemplated hereby.

                  4.16 GOVERNMENTAL LICENSES AND PERMITS. SCHEDULE 4.16 contains a complete listing and summary description of all permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments or other similar rights (collectively, the "LICENSES") owned or possessed by the Company or used by the Company in the conduct of its business. Except as indicated on SCHEDULE 4.16, the Company owns or possesses all right, title and interest in and to all of the Licenses which are necessary to conduct its business as presently conducted and shall use its best efforts to maintain all such Licenses. No loss or expiration of any License is, to the Company's knowledge, threatened, pending or reasonably foreseeable (including, without limitation, as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof.

                  4.17 EMPLOYEES. Except as set forth on SCHEDULE 4.17, to the Company's knowledge, no key executive employee and no group of employees of the Company has any plans to terminate his, her or its employment with the Company. The Company has complied with all applicable laws relating to the employment of personnel and labor, including but not limited to provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, the Worker Adjustment and Retraining Notification Act (or any similar foreign, state or local laws), and the Immigration Reform and Control Act of 1986. The

Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. The Company has not engaged in any unfair labor practice. The Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

                  4.18     EMPLOYEE BENEFIT PLANS.

                  (a) Except as set forth on SCHEDULE 4.18, with respect to current or former employees of the Company, the Company does not maintain or contribute to or have any actual or potential liability with respect to any (i) nonqualified deferred compensation, bonus or retirement plans or arrangements,
(ii) qualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or (iii) employee welfare benefit plans, (as defined in Section 3(a) of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. The Company has never contributed to any multiemployer pension plan (as defined in Section 3(37) of ERISA), and the Company has never maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). The Company does not maintain or contribute to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Internal Revenue Code of 1986 (the "CODE") ("COBRA").

                  (b) The employee pension benefit plans and employee welfare benefit plans (and related trusts and insurance contracts) comply in form and in operation in all respects with the requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof; and the employee pension benefit plans meet the requirements of "qualified plans" under Section 401(a) of the Code, and each such employee pension benefit plan, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust, or is a new plan which is made up of employee pension benefit plans which previously received such a favorable determination letter, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such plan or the tax exempt status of such related trust.

                  (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the employee pension benefit plans and employee welfare benefit plans have been properly and timely filed with the appropriate government agency and distributed to participants as required. The Company has complied with the requirements of COBRA.

                  (d) With respect to each employee pension benefit plan, all contributions which are due (including all employer contributions and employee salary reduction contributions) have been paid to such employee pension benefit plan, all contributions for prior plan years which are not yet due and all contributions that will become due with respect to the current plan year for the period ending on the Closing Date have been made or accrued in accordance with GAAP, and, with respect to the employee welfare benefit plans, all premiums or other payments which are due have been paid.

                  (e) The Company has not incurred any liability to the Pension Benefit Guarantee Corporation, the Internal Revenue Service, any multiemployer plan or otherwise to any party with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes or included the Company (the "CONTROLLED GROUP") that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any member of the Controlled Group of incurring such a liability.

                  (f) With respect to each employee pension benefit plan and each employee welfare benefit plan, (i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code,
(ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and the Company has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

                  (g) With respect to each of the employee pension benefit plans and each employee welfare benefit plan, Seller has furnished to Buyer true and complete copies of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications,
(ii) the most recent determination letter received from the Internal Revenue Service, (iii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iv) all related trust agreements, insurance contracts or other funding agreements which implement such plans and
(v) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and record keeping agreements.

                  4.19 INSURANCE. SCHEDULE 4.19 lists and briefly describes each insurance policy (true and correct copies of which have been furnished to Buyer) maintained by the Company with respect to its properties, assets and businesses. All of such insurance policies are in full force and effect, and the Company is not and in the past three years has not been in default with respect to its obligations under any such insurance policies. To the Company's knowledge, it maintains insurance policies with coverage customary for entities engaged in similar lines of business. Except as set forth on SCHEDULE 4.19, the Company does not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

                  4.20 OFFICERS AND DIRECTORS; BANK ACCOUNTS. SCHEDULE 4.20 lists all officers and directors of the Company, and all of the bank accounts, safety deposit boxes and lock boxes of the Company (indicating each authorized signatory with respect thereto). Except as set forth on SCHEDULE 4.20, the Company has not executed any power of attorney that is currently in effect.

                  4.21 INSIDER TRANSACTIONS. Except as disclosed on SCHEDULE 4.21, Seller is not, nor is any officer or director of the Company, or any relative of any such Person, or any entity in which any such Person owns any beneficial interest (collectively, the "INSIDERS"), a party to any agreement, contract, commitment, transaction or understanding with the Company or that pertains to the business of the Company. Except as disclosed on SCHEDULE 4.21, none of the Insiders has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company.

                  4.22     COMPLIANCE WITH LAWS.

                  (a) The Company and its officers, directors, agents and employees have complied with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including the Company's production, marketing, sales and distribution of its products and services) or any owned or leased properties of the Company and to which the Company may be subject, and no claims have been filed against the Company alleging a violation of any such laws or regulations.

                  (b) Except as disclosed on SCHEDULE 4.22, the Company is not now subject (and has not been subject during the previous three years) to any inspection, recall, investigation, penalty assessment, or audit by any U.S. federal, state or local governmental agency or any such authority of any other country or to any other allegation that the Company (including any agent, representative or broker acting on behalf of the Company) violated the regulations of any such authority or made a material false statement or omission to any such governmental authority.

                  4.23 ENVIRONMENTAL MATTERS.

                  (a) The Company has complied with and is in compliance with all Environmental and Safety Requirements.

                  (b) The Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of its business, and such permits, licenses and other authorizations may be relied upon for continued lawful operation of the business of the Company on and after the Closing Date without transfer, reissuance, or other governmental approval or action.

                  (c) The Company has not received any claim, complaint, citation, report or other written or oral notice regarding any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements.

                  (d) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resource, damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended or the Solid Waste Disposal Act, as amended or any other Environmental and Safety Requirements.

                  (e) None of the following exists at any property occupied by the Company: (i) underground storage tanks, surface impoundments or disposal areas, (ii) asbestos-containing material in any form or condition, or (iii) materials or equipment containing polychlorinated biphenyls.

                  (f) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including any relating to onsite or offsite releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage).

                  (g) Neither this Agreement nor the transactions that are the subject of this Agreement imposes any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any so-called "transaction-triggered" Environmental and Safety Requirement.

                  (h) The Company has not either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other Person relating to Environmental and Safety Requirements.

                  (i) No Environmental Lien has attached to any property owned, leased or operated by the Company.

                  (j) The Company has furnished to Buyer all environmental audits, reports and other material environmental documents relating to the Company which are in its possession or under its reasonable control.

                  4.24 YEAR 2000 COMPLIANCE. Except as set forth on SCHEDULE 4.24, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Company in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                  4.25 SERVICE WARRANTIES. The Company has not made any warranties or guarantees (express or implied) with respect to its services, other than as contained in the contracts set forth in SCHEDULE 4.12 or as implied by law.

                  4.26 DISCLOSURE. There is no fact which has not been disclosed to Buyer of which Seller or any of the officers or directors of the Company is aware and which has had or could reasonably be anticipated to have a Material Adverse Effect.

                  4.27 KNOWLEDGE. Unless otherwise qualified by the term "actual," the terms "knowledge" and "aware" shall mean and include (a) the actual knowledge or awareness of the Company (which shall include the actual knowledge and awareness of the officers, directors and key employees of the Company and the general managers of each facility of the Company) and (b) the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question. In particular, the knowledge or awareness of Adams, Gary Reed and Steve Griffis shall be imputed to the Company.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING SELLER AND ADAMS

                  As a material inducement to Buyer to enter into this Agreement, each of Seller and Adams represents and warrants to Buyer that:

                  5.1 AUTHORIZATION OF TRANSACTIONS. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Seller is a party have been duly authorized by the Seller, and no other act or proceeding on the part of Seller is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Seller and Adams and constitutes a valid and binding obligation of Seller and Adams, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which Seller or Adams is a party, when executed and delivered by Seller or Adams, in accordance with the terms hereof and thereof, shall each constitute a valid and binding obligation of Seller or Adams, as the case may be, enforceable in accordance with its respective terms. Seller holds its interests in the Company subject to a trust agreement that is valid, existing, and enforceable under the laws of the State of Oklahoma, and that provides its trustees with all necessary power and authority to execute, deliver, and perform its obligations under this Agreement and the other agreements contemplated hereby to which it is a party. Each Person executing this Agreement and such other agreements contemplated hereby on behalf of Seller is a duly appointed, qualified, and acting trustee of Seller, with all requisite power and authority to execute, deliver, and perform all obligations of Seller under this Agreement and such other agreements contemplated hereby. The copies of the trust instruments and other organizational documents relating to Seller which have been furnished to Buyer reflect all amendments made thereto prior to the date of this Agreement and are correct and complete.

                  5.2 ABSENCE OF CONFLICTS. Neither the execution and the delivery of this Agreement and the other documents contemplated hereby to which Seller or Adams is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Encumbrance upon the Shares under, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body under, the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument (including the trust agreement) to which Seller or Adams is bound or by which Seller or Adams is affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which Seller or Adams is subject. Except as set forth on
SCHEDULE 5.2, no notice to, filing with or authorization, consent or approval of any government or governmental agency by Seller or Adams is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which Seller or Adams is a party.

                  5.3 BROKERAGE. Except for the DPI Fees, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or Adams.

                  5.4 SHARES. Seller owns beneficially and of record all of the Shares, free and clear of any Encumbrances. Neither Seller nor Adams is a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement). Neither Seller nor Adams is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company. At the Closing, Seller shall deliver and convey to Buyer good and valid title to all of the Shares, free and clear of all Encumbrances.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  As a material inducement to Seller and the Company to enter into this Agreement, Buyer hereby represents and warrants to Seller and the Company that:

                  6.1 ORGANIZATION AND CORPORATE POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which Buyer is a party and perform its obligations hereunder and thereunder.

                  6.2 AUTHORIZATION OF TRANSACTION. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party have been duly and validly authorized by all requisite corporate action on the part of Buyer, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which Buyer is a party shall when executed constitute, a valid and binding obligation of Buyer, enforceable in accordance with its terms.

                  6.3 NO VIOLATION. Buyer is not subject to or obligated under its certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party.

                  6.4 GOVERNMENTAL AUTHORITIES AND CONSENTS. Except for filings required under the HSR, if any, Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party or the transactions contemplated hereby or thereby.

                  6.5 LITIGATION. There are no actions, suits, proceedings or orders pending or, to Buyer's knowledge, threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement and the other agreements contemplated hereby to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby.

                  6.6 BROKERAGE. Except for the fees payable to Gateway Partners, Inc., there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

                                  ARTICLE VII

                             [Intentionally Omitted]

                                  ARTICLE VIII

                       INDEMNIFICATION AND RELATED MATTERS

                  8.1 SURVIVAL. All representations and warranties set forth in this Agreement or in any writing or certificate delivered as a schedule or exhibit to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made by or on behalf of Buyer, the knowledge of any of its officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion hereunder. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 8.2 unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Survival Date. For purposes of this Agreement, the term "APPLICABLE SURVIVAL DATE" shall be the first anniversary of the Closing Date; PROVIDED that the Applicable Survival Date with respect to the following Losses shall be as follows:

                  (a) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company and Seller set forth in Section 4.11 (Taxes) or Section 4.23 (Environmental Matters), the Applicable Survival Date shall be 30 days after the expiration of the statute of limitations applicable to the Loss which is giving rise to the claim for indemnification (including any extension thereto or waiver thereof to the extent that such statute of limitations may be tolled); and

                  (b) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company and Seller set forth in Section 4.1 (Organization and Corporate Power), Section 4.2 (Authorization of Transactions), Section 4.3 (Capitalization), or Section 4.15 (Brokerage) and
Article V (Representations and Warranties with Respect to Seller), there shall be no Applicable Survival Date (i.e., there shall be no limit on the survival of such representations and warranties).

                  8.2 INDEMNIFICATION.

                  (a) Seller and Adams shall indemnify Buyer, its officers, directors, stockholders, employees, agents, representatives, affiliates (including the Company after the Closing), successors and permitted assigns (collectively, the "BUYER PARTIES") and hold each of them harmless from and against and pay on behalf of or reimburse such Buyer Parties in respect of any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys' fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing deficiency, damage or expense), but excluding any punitive damages (collectively, "LOSSES" and individually, a "LOSS") which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating to, incidental to or by virtue of:

                  (i) the breach of any representation or warranty contained in
         Article IV or any certificate delivered by the Company or Seller to Buyer with respect thereto in connection with the Closing;

                  (ii) the breach of any representation or warranty contained in
         Article V or any certificate delivered by Seller to Buyer with respect thereto in connection with the Closing;

                  (iii) the breach by the Company or Seller of any representation, warranty (other than representations or warranties set forth in Articles IV and V), covenant or agreement made by the Company or Seller contained in this Agreement or any Exhibit hereto;

                  (iv) any lawsuit, claim or proceeding of any nature against the Company existing at or prior to the Closing Date or arising out of any act, transaction, circumstance or fact occurring prior to the Closing Date; and

                  (v) any foreign, federal, state or local income Taxes incurred or payable by the Company in a taxable period, taxable year or portion thereof ending on or before the Closing

         Date or otherwise attributable to the conduct of the Company's business on or prior to the Closing Date to the extent such Taxes are not taken into account as a reduction of the Purchase Price pursuant to SECTION 1.2.

                  (b) The indemnification provided for in Section 8.2(a) above shall be subject to the following limitations:

                  (i) Seller and Adams will be liable to the Buyer Parties with respect to claims for breaches of representations and warranties referred to in Section 8.2(a) above only if Buyer provides Seller or Adams with written notice of a possible claim prior to or on the Applicable Survival Date; and

                  (ii) Neither Seller nor Adams shall be liable to the Buyer Parties for any Loss arising under subsections (a)(i) or (a)(ii) or the breach of a representation or warranty identified in (a)(iii) above,
         (A) unless and until the aggregate amount of such Losses exceeds $100,000 in the aggregate (the "THRESHOLD"), in which case Seller and Adams shall be jointly and severally liable for the full amount of such Losses including the amount of the Threshold, and (B) to the extent the aggregate amount of all such Losses exceeds the Purchase Price (the "CAP"); PROVIDED that the foregoing limitations (i.e., the Threshold and the Cap) shall not apply with respect to any Loss arising from or related to a breach of any of the representations and warranties of the Company or Seller set forth in Section 4.1 (Organization and Corporate Power), Section 4.2 (Authorization of Transactions), Section 4.3 (Capitalization), the last sentence of Section 4.6 (Financial Statements), Section 4.10 (Accounts Receivable), Section 4.11 (Taxes),
         Section 4.15 (Brokerage) or Article V (Representations and Warranties with Respect to Seller).

                  (c) Any amounts owing from Seller or Adams pursuant to this
Section 8.2 shall first be paid to the extent possible from the Escrow Funds (as defined in the Escrow Agreement) in the Escrow Account (as defined in the Escrow Agreement) and thereafter shall be made directly by Seller or Adams (A) in accordance with the terms of this Section 8.2, or (B) at the option of Buyer in the event (and only in the event) that Seller or Adams does not deliver a cash payment in respect of any indemnification within 30 days after the determination thereof, by the delivery by Seller of a certificate or certificates representing Executive Securities (as defined in and pursuant to the Executive Purchase Agreement) having a Fair Market Value (as defined in the Executive Purchase Agreement) equal to the amounts owing, duly endorsed in blank or accompanied by duly executed stock powers. Seller, Adams and Buyer hereby acknowledge and agree that the payment of Escrow Funds to Buyer shall not limit or otherwise affect any right of indemnification which Buyer may have pursuant to this Section 8.2 and that the Escrow Funds do not constitute an exclusive remedy for Losses incurred by Buyer. Accordingly, in the event that the amounts distributed to Buyer from the Escrow Funds are insufficient to fully indemnify Buyer for all Losses (including Losses arising after distribution of all the Escrow Funds and the termination of the Escrow Agreement), Seller and

Adams shall be liable to Buyer for all such amounts in accordance with the terms of this Section 8.2. In addition, Buyer shall be entitled to (but shall not be required to) set-off any amounts due or payable to the Buyer Parties pursuant to this Section 8.2 against any amounts otherwise due and payable by Buyer or any of its Affiliates to Seller or Adams (including any amounts payable by Buyer in respect of the Earn-Out Payment).

                  (d) Buyer shall indemnify Seller and hold Seller harmless from and against and pay on behalf of or reimburse Seller in respect of any Loss which Seller may suffer, sustain or become subject to, as the result of, in connection with, relating to, incidental to or by virtue of (i) the breach by Buyer of any representation or warranty made by Buyer contained in Article VI or any certificate delivered by Buyer to Seller with respect thereto in connection with the Closing and (ii) the breach by Buyer of any representation, warranty (other than representations or warranties set forth in Article VI), covenant, or agreement by Buyer contained in this Agreement or any Exhibit hereto. Notwithstanding the foregoing, in no event shall Buyer be liable to Seller by reason of application of clause (i) of this Section 8.2(d) unless the aggregate of the Losses thereunder exceeds the Threshold (in which case Buyer shall be liable for the full amount of such Losses including the amount of the Threshold); PROVIDED that the foregoing limitation shall not apply with respect to any Loss arising from or related to a breach of the representations and warranties of Buyer set forth in Section 6.1 (Organization and Corporate Power),
Section 6.2 (Authorization of the Transaction), and Section 6.6 (Brokerage).

                  (e) Any Party making a claim for indemnification under this
Article VIII (the "INDEMNIFIED PARTY") shall notify the indemnifying party (the "INDEMNIFYING PARTY") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; PROVIDED that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have prejudiced the Indemnifying Party. With respect to any third party claim, the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with a nationally recognized reputable counsel acceptable to the Indemnified Party; PROVIDED that prior to the Indemnifying Party assuming control of such defense it shall first (i) verify to the Indemnified Party in writing that such Indemnifying Party shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification and that it shall provide full indemnification (whether or not otherwise required hereunder) to the Indemnified Party with respect to such action, lawsuit, proceeding, investigation, or other claim giving rise to such claim for indemnification hereunder, (ii) enter into an agreement with the Indemnified Party in form and substance satisfactory to the Indemnified Party which agreement unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation, or facts giving rise to such claim for indemnification hereunder, and (iii) furnish the Indemnified Party with evidence which, in the sole judgment of the Indemnified Party, is and shall be sufficient to satisfy any such liability; PROVIDED FURTHER that:

                  (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, and the fees and expenses of such separate counsel shall be borne by the Indemnified Party (except that the fees and expenses of such separate counsel incurred prior to the date the Indemnifying Party effectively assumes control of such defense shall be borne by the Indemnifying Party);

                  (ii) the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (B) the Indemnified Party reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnified Party's reputation or business prospects, (C) the claim seeks an injunction or equitable relief against the Indemnified Party, or (D) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim; and

                  (iii) if the Indemnifying Party, with the consent of the Indemnified Party, shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief shall be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

                  (f) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of a claim hereunder and the Parties reasonably agree that there is a reasonable basis for such claim.

                  (g) Amounts paid to or on behalf of Seller or Buyer as indemnification shall be treated as adjustments to the Purchase Price.

                  (h) Effective upon the Closing, Seller and Adams hereby irrevocably waive, release and discharge the Company from any and all liabilities and obligations to each of Seller and

Adams of any kind or nature whatsoever, whether in the capacity as Seller hereunder, as a stockholder, officer or director of the Company or otherwise (including in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and neither Seller nor Adams shall seek to recover any amounts in connection therewith or thereunder from the Company.

                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

                  9.1 CONTINUING ASSISTANCE. Subsequent to the Closing, Seller and Buyer (at their own respective cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

                  9.2 TAX MATTERS.

                  (a) LIABILITY OF SELLER FOR TAXABLE PERIODS ENDING ON OR BEFORE CLOSING DATE. Seller shall be liable for, and shall indemnify and hold Buyer and the Company harmless against, without duplication (including without duplication for any Taxes taken into account as a reduction of the Purchase Price pursuant to Section 1.2), (i) all Taxes of, or payable by, the Company for any taxable year or taxable period or portion thereof ending on or before the Closing Date, (ii) all liability of the Company for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax law), as a transferee, by contract, or otherwise, but only to the extent that such liability arises with respect to affiliations, transfers, contracts or the like existing or effective on or before the Closing Date, (iii) all Taxes due by reason of the 338(h)(10) Elections (including all transfer taxes arising out of the deemed asset sale effected thereby), and (iv) all Taxes attributable to or arising out of the failure of the Company to be qualified as an "S corporation" at any time. For purposes of this Section 9.2(a), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (A) in the case of any Tax other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (B) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Seller may, upon giving prior written notice to Buyer, elect to undertake the preparation and filing (at

Seller's sole expense), of any or all Tax Returns of the Company and its Subsidiaries under which Seller reasonably expects to incur all or substantially all of the Tax liability.

                  (b) TRANSFER TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Seller when due, and Seller shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, Buyer shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                  (c) 338(h)(10) ELECTIONS. Seller covenants and agrees to join Buyer in making an election under Section 338(h)(10) of the Code, and any applicable corresponding or similar provision of state or local law, including specifically any election corresponding to Section 338(g) of the Code (collectively, the "338(h)(10) ELECTIONS"), with respect to the acquisition of the Shares. Seller and Buyer shall join in preparing Internal Revenue Service Form 8023 or such other forms and schedules as are necessary or required to make the 338(h)(10) Elections, and each covenants and agrees with the other that it shall execute such Form 8023 or other forms and schedules and shall take all such other acts as are necessary to make or perfect such 338(h)(10) Elections. Buyer and Seller agree that the computation of the Modified Aggregate Deemed Sale Price ("MADSP") and the Aggregate Deemed Sale Price ("ADSP") (both as defined under Treasury Regulations) and the allocation of the MADSP and ADSP among the assets as of the Closing Date shall be as determined by Buyer with the consent of the Seller (which consent shall not be unreasonably withheld).

                  (d) For tax purposes, all items of income, gain, loss, deduction or credit for the Closing Date shall be for the account of the Seller.

                  9.3 PRESS RELEASES AND ANNOUNCEMENTS. Prior to the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith reasonably believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Company and Buyer). After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company shall be issued without Buyer's consent (which shall not be unreasonably withheld).

                  9.4 FURTHER ASSURANCES. After the Closing, each of Seller and Adams shall execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Shares and any other transactions contemplated hereby.

                  9.5 SPECIFIC PERFORMANCE. Each of Seller and Adams acknowledges that the Company's business is unique and recognizes and affirms that in the event of a breach of this Agreement by Seller or Adams, money damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, each of Seller and Adams agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the Company's, Seller's and Adams' obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

                  9.6 TRANSITION ASSISTANCE. Neither Seller nor Adams shall in any manner take any action which is designed, intended, or would be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with the Company prior to the date of this Agreement.

                  9.7 INVESTIGATION.

                  (a) Prior to the Closing Date, Buyer may make or cause to be made such investigation of the business and properties of the Company as it deems necessary or advisable to familiarize itself therewith. Seller shall, and shall cause the Company and its officers, directors, employees and agents to, permit Buyer and its employees, agents, accounting, legal and other authorized representatives and representatives of the financial institutions which are considering participation in the financing of this transaction to (i) have full access to the premises, books and records of the Company at reasonable hours,
(ii) visit and inspect any of the properties of the Company, (iii) perform any and all environmental assessments with respect to any of the real property owned or leased by the Company and (iv) discuss the affairs, finances and accounts of the Company with the directors, officers, key employees, key customers, key sales representatives, key suppliers and independent accountants of the Company.

                  (b) Prior to the Closing Date, Seller and Buyer shall mutually agree upon all communications with customers and suppliers of the Company relating to this Agreement and the transactions contemplated hereunder (it being understood that Buyer shall have the right to contact such customers and suppliers in connection with its investigation of the business of the Company).

                  9.8 EXPENSES. Except as otherwise provided herein, Seller, the Company, Adams and Buyer shall pay all of their own respective fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; PROVIDED that upon the Closing the Company shall pay the fees and expenses of Buyer hereunder; PROVIDED FURTHER that at the Closing Buyer shall pay or shall cause the Company to pay to DPI the DPI Fees identified on SCHEDULE 4.15; and PROVIDED FURTHER that Seller's, Adams' and the

Company's fees and expenses incurred in connection with the negotiation of, performance of their obligations under, and consummation of the transactions contemplated by, this Agreement which are to be paid by the Company shall not exceed $75,000 in the aggregate.

                  9.9 EXCLUSIVITY. Until this Agreement is terminated in accordance with its terms, each of the Company, Seller and Adams agrees not to (and will not permit any of its affiliates, or any employee, officer, director, partner, agent, trustee, representative or other Person acting on its behalf or any entity under his or her control to), directly or indirectly, sell or agree to sell to any other Person, discuss or negotiate with any other Person a possible sale of, or solicit or accept any offer to purchase from any other Person, all or any part of the Company's securities or assets, whether such transaction takes the form of an issuance or sale of common stock or other securities, merger, consolidation, sale of assets, liquidation, dissolution, refinancing, recapitalization, reorganization or otherwise), or provide any information to any other Person concerning the Company. Seller, Adams and the Company represent and warrant that Seller, Adams and the Company have ceased all discussions with all Persons (other than Buyer) regarding all of the foregoing and that neither Seller nor the Company nor any of the Company's officers, directors, Affiliates, partners, trustees, agents or representatives is a party to or bound by any agreement relating to any of the foregoing, other than agreements with Buyer. Each of Seller and Adams hereby agrees to notify Buyer immediately upon the receipt of any proposal, offer, inquiry or contact with respect to any of the foregoing and will promptly provide Buyer with copies of and disclose to Buyer the details concerning any such proposal, inquiry or contact.

                  9.10 BOOKS AND RECORDS. Unless otherwise consented to in writing by Seller or Buyer (as the case may be), Buyer and Seller shall not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of any Company acquired by Buyer hereunder or retained by Seller without first offering to surrender to Seller or Buyer such books and records or any portion thereof of which Seller or Buyer may intend to destroy, alter or dispose. Buyer and Seller shall allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request for such access during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

                  9.11 NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY.

                  (a) NON-COMPETITION. In consideration of the payment of the Purchase Price and as a condition precedent to Buyer's willingness to enter into this Agreement and consummate the transactions contemplated hereby, during the period beginning on the Closing Date and ending on the five-year anniversary of the Closing Date (the "NON-COMPETE PERIOD"), Adams hereby agrees that he shall not engage (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly (and shall not permit any of his Affiliates to so engage directly or indirectly) in any business that the Company conducts or proposes to conduct as of the Closing Date anywhere in the United States; PROVIDED that ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging in any of the Company's businesses solely by reason thereof. Adams acknowledges that the business of the Company is national in scope and that the Company currently sells, or proposes to sell its products and services on a nationwide basis. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.11(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
For all purposes under this Section 9.11, all references to Adams shall be deemed to also be references to Seller.

                  (b) NON-SOLICITATION. Adams agrees that, during the Non-Compete Period, he (i) shall not, and shall cause his Affiliates not to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any Person employed by the Company at any time prior to the Closing Date or during the Non-Compete Period, without the prior written consent of the Company, and (ii) shall not induce or attempt to induce any customer or other business relation of the Company into any business relationship which would materially harm the Company. The term "indirectly" as used in this Section 9.11 is intended to mean any acts authorized or directed by or on behalf of Adams or any Affiliate of Adams.

                  (c) CONFIDENTIALITY. Adams agrees to (and shall cause each of his Affiliates to) treat and hold as confidential any information concerning the business and affairs of the Company that is not already generally available to the public (the "CONFIDENTIAL INFORMATION"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control. In the event that Adams is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Adams shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 9.11(c). If, in the absence of a protective order or the receipt of a waiver hereunder, Adams is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Adams may disclose the Confidential Information to the tribunal; PROVIDED that Adams shall use his best efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

                  (d) TRADE NAME. Adams agrees not to use, or permit any of his affiliates to use the "Capital Land Services" name, the "CLS" name, the "CLS Group" name, or any name confusingly similar to any such names in any manner anywhere in the United States after Closing.

                  (e) REMEDY FOR BREACH. Adams acknowledges and agrees that in the event of a breach by Adams of any of the provisions of this Section 9.11, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, Buyer and/or their respective successors or assigns shall, in addition to other rights and remedies existing in their favor, be entitled to specific performance and/or injunctive or other relief from any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

                  9.12 DISPUTE RESOLUTION.

                  (a) The Parties agree to use their good faith efforts to attempt to resolve any disputes, controversies, claims or issues arising out of or relating to this Agreement through discussions and face-to-face negotiations between each other.

                  (b) In the event that, after good faith discussions, such disputes, controversies, claims or issues cannot be resolved among the disputing Parties, then such Parties shall, within 10 days after any of such Parties gives notice to the other disputing Parties, jointly submit their dispute to nonbinding mediation in the City of Chicago, Illinois. Such nonbinding mediation shall be administered by a reputable mediator mutually agreed upon by the disputing Parties.

                  (c) In the event that a dispute, controversy, claim or issue relating to this Agreement submitted to nonbinding mediation is not resolved on or prior to the date 60 days following the commencement of such mediation proceedings, then such mediation proceedings shall be terminated by the Parties and the Parties may pursue legal action or other remedy(ies) in accordance with this Agreement.

                                   ARTICLE X

                                  MISCELLANEOUS

                  10.1 CERTAIN DEFINED TERMS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "AFFILIATED GROUP" means an affiliated group as defined in
Section 1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

                  "AFFILIATE" means with respect to any particular Person, any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contracts or otherwise.

                  "BANK" means PNC Bank, National Association or such other financial institution as may be designated from time to time by Buyer.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "EBITDA" means, for any period, the Company's consolidated net income for such period, PLUS, to the extent (but only to the extent) deducted in determining such consolidated net income (A) income tax expense, (B) interest expense for indebtedness for borrowed money, (C) depreciation expense and (D) amortization expense, MINUS to the extent (but only to the extent) added in determining such consolidated net income (Y) interest income and (Z) extraordinary or nonrecurring items of income or gain. EBITDA shall be determined first, in accordance with GAAP and second, in a manner consistent with the accounting methods and practices used by the Company in preparing the Financial Statements.

                  "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation as in effect prior to or on the Closing Date.

                  "ENVIRONMENTAL LIEN" means a lien, either recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company arising under Environmental and Safety Requirements.

                  "GAAP" means United States generally accepted accounting principles, in effect from time to time.

                  "INDEBTEDNESS" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of properties or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due),
(iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

                  "INTELLECTUAL PROPERTY" means all of the following items owned by, issued to or licensed to, the Company, along with all income, royalties, damages and payments due or payable at the Closing or thereafter, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world: patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; trademarks, service marks, trade dress, logos, Internet domain names, trade names and corporate names together with all goodwill associated therewith; registered or unregistered copyrights and copyrightable works and mask works; all registrations, applications and renewals for any of the foregoing; trade secrets and confidential information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); computer software and software systems (including, without limitation, data, databases and related documentation); licenses or other agreements to or from third parties regarding the foregoing; and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth on SCHEDULE 4.13.

                  "MANAGEMENT BONUS AMOUNT" means the aggregate amount of bonuses paid to the Management Employees for the period from Closing through March 31, 2000 pursuant to employment agreements between the Company and each Management Employee, excluding the amount of the Closing Bonuses.

                  "MANAGEMENT EMPLOYEES" means Adams, Baisey, Beckett, Parker, Reed and Stephen Griffis.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, operations, financial condition, operating results, earnings, customer or supplier relations, employee or sales representative relations or business prospects of the Company.

                  "MATERIAL ADVERSE EFFECT" means an adverse effect upon the business, assets, operations, financial condition, operating results, earnings, customer or supplier relations, employee or sales representative relations or business prospects of the Company that has a reasonable likelihood of resulting in a Loss to the Company of at least $750,000.

                  "ORDINARY COURSE OF BUSINESS" means in the ordinary course of business consistent with past custom and practice.

                  "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of the partnership, association or other business entity gains or losses or shall be or control the general partner, managing member or similar person with management control of such partnership, limited liability company, association or other business entity.

                  "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding and other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

                  "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived; PROVIDED that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by Buyer and Seller. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

                  11.2 NOTICES. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, three days after mailed by first class mail, return receipt requested, or one day after being delivered by express courier service or when telecopied (with hard copy to follow). Notices, demands and communications to the Company, Seller and Buyer shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

NOTICES TO THE SELLER:                                        WITH A COPY TO:
                                                              (which shall not constitute notice to the Company):
Mr. Patrick L. Adams
2708 Jeannes Trail                                            John Singleton, Esq.
Edmond, OK 73034                                              Linn & Neville
Telecopy: (405) 348-2684                                      201 Robert S. Kerr Avenue
                                                              Oklahoma City, OK 73102
                                                              Telecopy: (405) 516-5225

NOTICES TO BUYER OR COMPANY:                                  WITH A COPY TO:
                                                              (which will not constitute notice to Buyer)
First Chicago Equity Capital
Three First National Plaza                                    Kirkland & Ellis
Suite 1210                                                    200 E. Randolph Drive
Chicago, IL 60670                                             Chicago, IL 60601
Attn:    Burton E. McGillivray                                Attn:    Ted H. Zook
         Paul L. Whiting, Jr.                                          E. Paul Quinn
Telecopy:  (312) 732-7483                                     Telecopy:  (312)861-2200


                  11.3 BINDING AGREEMENT; ASSIGNMENT.

                  (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; PROVIDED THAT neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Company or Seller without the prior written consent of Buyer, or by Buyer (except as provided below) without the prior written consent of Seller. Notwithstanding the foregoing:

                  (i) Buyer may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its wholly-owned Subsidiaries (Buyer's "wholly-owned Subsidiaries" include Subsidiaries which may be organized or acquired subsequent to the date hereof); PROVIDED THAT Buyer shall continue to be obligated to perform its obligations under this Agreement if the wholly-owned Subsidiary is unable to perform;

                  (ii) Buyer may assign its rights under this Agreement for collateral security purposes to any lenders providing financing to Buyer, the Company or any of their Affiliates, and any such lender may exercise all of the rights and remedies of the Buyer hereunder; and

                  (iii) Buyer may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or any of its divisions or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise).

                  11.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                  11.5 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. The term "including" is used herein to introduce one or more examples and shall not be deemed to constitute a limitation of any term or provision hereof.

                  11.6 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

                  11.7 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

                  11.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  11.9 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic substantive and procedural laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                  11.10 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

                  11.11 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), AND SUBJECT TO SECTION 9.12 ABOVE, EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

                  11.12 CONSENT TO JURISDICTION. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY (BUT NOT EXCLUSIVELY) LIE IN ANY FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS OR OKLAHOMA COUNTY, OKLAHOMA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR HIMSELF OR ITSELF AND IN RESPECT OF HIS OR ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURTS ARE AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURTS SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

                  11.13 LINC.NET GUARANTEE. Linc.net guarantees the prompt payment and performance of all of the obligations of Buyer hereunder.

                                    * * * * *

                  IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.



                                       CLS ACQUISITION CORP.

                                       By: _______________________________

                                       Its: ______________________________


                                       CAPITAL LAND SERVICES, INC.

                                       By: _______________________________

                                       Its:_______________________________


                                      PATRICK L. ADAMS 1997 REVOCABLE TRUST
                                      U/T/A DATED JUNE 12, 1997

                                      By: ________________________________
                                      Patrick L. Adams, Trustee


                                      By:_________________________________
                                      Deborah L. Adams, Trustee


                                      ____________________________________
                                      Patrick L. Adams, individually


                                      LINC.NET, INC.
                                      (with respect to Section 11.13 only)

                                      By:_________________________________

                                      Its:________________________________